UNITIL CORPORATION (COMPANY ONLY)
                               BALANCE SHEETS (A)



ASSETS                                           March 31,
                                                   1997           Adjustments            Pro Formed

Plant                                                    0                 0                      0
                                                ----------        ----------             ----------
Miscellaneous Property &
Investments                                     58,785,505        10,450,000 (E)         69,235,505
                                                ----------        ----------             ----------

Current Assets:
    Cash                                         6,418,177                                6,418,177
    Accounts Receivable                          3,208,870           146,823 (B)          3,355,693
    Prepayments                                     24,350                 0                 24,350
                                                ----------           -------             ----------
    Total Current Assets                         9,651,397           146,823              9,796,220
Deferred Debits                                          0                                        0
TOTAL                                           68,436,902        10,596,823             79,033,725
                                                ==========        ==========             ==========


LIABILITIES:                                     March 31,
                                                   1997           Adjustments             ProFormed
Capitalization:
    Common Stock Equity                         53,723,068                 0             53,723,068
                                                ----------       -----------             ----------
         Total Capitalization                   53,723,068                 0             53,723,068

Current Liabilities:
    Notes Payable                               14,550,000        10,450,000 (D)         25,000,000
    Accounts Payable                                 5,303                                    5,303
    Dividends Declared                             128,375                                  128,375
    Interest Accrued                               215,620           146,823 (B)            362,443
    Taxes Accrued                                 (135,464)                                (165,464)
                                               ------------      -----------              ---------
    Total Current
         Liabilities                            14,713,834        10,596,823             25,310,657
Deferred Credits:                                        0                 0                      0
                                                ----------        ----------             ----------
TOTAL                                           68,436,902        10,596,823             79,033,725
                                                ==========        ==========             ==========




                        UNITIL CORPORATION (COMPANY ONLY)
                           STATEMENTS OF EARNINGS (A)


                                             Quarter Ended
                                             March 31, 1997    Adjustments             Pro Formed

Operating Revenues                                     0                                         0
Operating Expenses:
    Administration and General                    51,227                                    51,227
Provisions for Taxes:
    Federal and State Income                      15,383                   0                15,383
                                               ---------          ----------             ---------
    Total Operating Expenses                      66,610                   0                66,610
                                               ---------          ----------             ---------

Operating Income                                 (66,610)                  0               (66,610)
                                               ---------          ----------             ---------
Non-operating Income                           1,781,339             146,823 (B)         1,928,162
                                               ---------          ----------             ---------
Gross Income                                   1,714,729             146,823             1,861,552
                                               ---------          ----------             ---------

Income Deductions:
    Interest Expense, Net                        215,620             146,823 (C)           362,443
                                               ---------          ----------             ---------
         Total Income Deductions                 215,620             146,823               362,443
                                               ---------          ----------             ---------

Net Income                                     1,499,109                   0             1,499,109
                                               ---------          ----------             ---------
Less Dividends on Preferred
    Stock                                              0                                         0
                                               ---------                                 ---------
Net Income Applicable to
    Common Stock                               1,499,109                   0             1,499,109
                                               =========          ==========             =========




                        Unitil Corporation (Company Only)
                     Notes to Pro forma Financial Statements


(A)  These  statements  have been pro formed to reflect an increase in Notes
     Payable to the requested borrowing limit and the corresponding impact on expenses and Net Income.

(B) Assumes interest costs will be billable through the Cash Pool to the client companies and will be come a receivable.

(C) The cost of this increase in Notes Payable is reflected in higher interest costs for the quarter.

(D) Reflects the incremental increase in short-term debt to reach the borrowing limit.

(E)  Assumes all borrowed funds are reflected as an investment in the Cash Pool.



